Exhibit 3.1

                Incorporated under the laws of the State of Utah

No. ______                                                        Shares ______

                             Clifton Mining Company

This certifies that _____ is the owner of _____ shares of the capital stock of Clifton Mining Company transferable only on the books of the corporation by holder hereof in person or by duly authorized attorney, on surrender of this certificate properly endorsed.

In witness whereof, the duly authorized officers of this Corporation have hereunto subscribed their names and caused the corporate seal to be hereto affixed at _____ this ____ day of _____ A.D. _____.


__________________________                          ____________________________


                           Shares Par Value $.001 Each


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  Certificate for _____ shares of the Capital Stock of Clifton Mining Company.

                                Issued to _______

                                  Dated ______

For value received, ______ hereby sell, assign and transfer unto _____ shares of the capital stock represented by the within certificate, and do hereby irrevocable constitute and appoint ______ to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.

Dated ________________                            ______________________________



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